UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 15, 2021

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)       On June 15, 2021, the Board of Directors (the “Board”) of Texas Roadhouse, Inc. (the “Company”) appointed Regina A. Tobin, age 57, as Chief Learning and Culture Officer. Ms. Tobin joined Texas Roadhouse in January 1996 as a Managing Partner in Louisville, Kentucky. Ms. Tobin was named Managing Partner of the Year in 1999. Ms. Tobin was subsequently promoted to Market Partner for the Southwest Florida region, a position she held until being promoted to her current position of Vice President of Training. In this new role, Ms. Tobin will be responsible for all training, people development, and culture, which includes diversity and inclusion and the Company’s leadership development program. Ms. Tobin has over 30 years of restaurant industry experience. Also, on June 15, 2021, the Board designated Hernan E. Mujica, its Chief Information Officer, as an executive officer of the Company. Mr. Mujica, age 59, is currently responsible for all technology support and initiatives including restaurant systems, cybersecurity, digital, infrastructure and e-commerce. Prior to joining Texas Roadhouse, Mr. Mujica held senior management positions at The Home Depot and Arthur Andersen. Mr. Mujica has over 30 years of experience in both industry and consulting roles. Neither Ms. Tobin nor Mr. Mujica has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(d)       On June 15, 2021, the Company’s Board authorized an increase in the number of directors, which constitute the entire Board, from five to six.  On June 15, 2021, the Board appointed the Company’s Chief Executive Officer and President, Gerald L. Morgan, to fill the vacancy.  Mr. Morgan, age 60, was appointed as a director because of his role as Chief Executive Officer, his knowledge of the restaurant industry and his in-depth knowledge of the Company. As a result of these and other professional experiences, Mr. Morgan possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills and experience. Additional information regarding Mr. Morgan’s business experience is set forth in the Company’s Current Report on Form 8-K dated March 18, 2021. Information related to Mr. Morgan regarding transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K is set forth in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2021. Mr. Morgan will receive no additional compensation for his service as a member of the Board.

(e)        On June 15, 2021, we entered into employment agreements with Ms. Tobin, our Chief Learning and Culture Officer, and Mr. Mujica, our Chief Information Officer.  Each employment agreement has an effective date of June 30, 2021 and an initial term expiring on January 7, 2024. Thereafter, the term of each employment agreement will automatically renew for successive one-year terms unless either party elects not to renew by providing written notice to the other party at least 60 days before expiration.

Base Salary.   Each officer’s employment agreement establishes an annual base salary as shown in the table below effective as of June 15, 2021. During the term of the employment agreement, base salary increases are at the discretion of the Compensation Committee of the Board.

2021
($)
Regina A. Tobin	350,000
Hernan E. Mujica	350,000

Incentive Bonus.   Each officer’s employment agreement also provides an annual short-term cash incentive opportunity with a target bonus as set forth in the table below relating to the portion of his or her 2021 fiscal year service commencing on June 30, 2021 and continuing to and through December 28, 2021, with increases in the target bonus amount at the discretion of the Compensation Committee. During the term of their respective employment agreement, the performance criteria and terms of bonus awards are at the discretion of the Compensation Committee. The targets are currently based upon earnings per share growth and pre-tax profits. Depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the Compensation Committee of the Board.

	2021 Base Bonus	2021 Minimum Bonus	2021 Maximum Bonus
	($)	($)	($)
Regina A. Tobin	120,000	0	240,000
Hernan E. Mujica	200,000	0	400,000

Stock Awards.   Each employment agreement provides that the Compensation Committee of the Board may grant certain stock awards to the executive officers during the term of the agreement. The amount, performance criteria and terms of equity awards are at the discretion of the Compensation Committee of the Board. In connection with the same, on June 15, 2021, the Compensation Committee authorized the grant of serviced-based restricted stock units to these executive officers as set forth in the table below.  These service-based restricted stock units were granted on June 15, 2021 and will vest on January 8, 2022, provided the officer is still employed as of the vesting date.

	Restricted Stock Units
Regina A. Tobin	4,500	(i)
Hernan E. Mujica	4,750	(ii)

(i)	The service-based restricted stock units granted to Ms. Tobin are in addition to the 1,500 service-based restricted stock units granted on May 5, 2021 and scheduled to vest on May 5, 2022 relating to her Q1 2021 service, and the 1,500 service-based restricted stock units that will be granted on August 4, 2021 and scheduled to vest on August 4, 2022 relating to her Q2 2021 service.

(ii)	The service-based restricted stock units granted to Mr. Mujica are in addition to the 2,375 service-based restricted stock units granted on May 5, 2021 and scheduled to vest on May 5, 2022 relating to his Q1 2021 service, and the 2,375 service-based restricted stock units that will be granted on August 4, 2021 and scheduled to vest on August 4, 2022 relating to his Q2 2021 service.

Separation and Change in Control Arrangements.  The employment agreements generally provide that if an officer’s employment is terminated during the term of the employment agreement for a Qualifying Reason, the Company will pay the officer three months of base salary, unless the termination occurs within 12 months following a Change in Control (as defined in the employment agreement), in which case each officer’s current base salary remaining for the then existing term of their respective employment agreement will be paid. In addition, if the officer’s termination occurs for a Qualifying Reason within 12 months following a Change in Control, the officer shall be paid any incentive bonus earned but not yet paid for any fiscal year ended before the date of termination, plus an incentive bonus for the year in which the date of termination occurs, equal to the officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination.

The employment agreements also provide for the reduction of Change in Control payments to the maximum amount that could be paid to the officers without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code. For purposes of the employment agreements, termination for a Qualifying Reason is generally defined to be attributable to one of the following: (i) the result of the officer having submitted to the Company the officer’s resignation in accordance with a request by the Board or the chief executive officer, provided that such request is not based on the Company’s finding that Cause (as defined in the agreement) for termination exists, (ii) a termination by the officer for Good Reason within 12 months of a Change in Control, or (iii) a termination by the Company for any reason other than Cause or as a result of death or disability which entitles the officer to benefits under the Company’s long-term disability plan. The severance payments are generally contingent upon the officer’s execution of a full release of claims against the Company and continued compliance with the non-competition, non-solicitation, confidentiality and other restrictive covenants. If the officer’s employment is terminated for any reason other than a Qualifying Reason (such as the officer’s death, disability or for Cause), then the Company will pay to the officer only the base salary accrued for the last period of actual employment and any accrued paid time off in accordance with policies of the Company in effect from time to time.

Non-competition and other Restrictions. Each officer has agreed not to compete with us during the term of his or her employment and for a period of two years following the termination of his or her employment agreement. The employment agreements also contain certain confidentiality, non-solicitation, and non-disparagement provisions. The employment agreements contain a “clawback” provision that any compensation paid or payable to the employment agreement or any other agreement or arrangement with the Company shall be subject to recovery or reduction in future payments in lieu of recovery pursuant to any Company clawback policy in effect from time to time, whether adopted before or after the date of the employment agreement.

Item 9.01.  Financial Statements and Exhibits

(d)         Exhibits

10.1	Form of (i) Texas Roadhouse, Inc. 2021 Long-Term Incentive Plan Performance Stock Unit Award Agreement, (ii) Texas Roadhouse, Inc. 2021 Long-Term Incentive Plan Restricted Stock Unit Award Agreement (Officers), and (iii) Texas Roadhouse, Inc. 2021 Long-Term Incentive Plan Restricted Stock Unit Award Agreement (Member of Board of Directors)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: June 15, 2021	By:	/s/ Tonya Robinson
Tonya Robinson
Chief Financial Officer

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